UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LAKE SHORE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lake Shore Bancorp, Inc.

VOTE

Online

Go to **www.envisionreports.com/LSBK** or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 3:00 am, Eastern Time, on May 20, 2020

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Lake Shore Bancorp, Inc. Annual Shareholder Meeting to be Held on May 20, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2020 proxy statement and 2019 annual report to shareholders are available at

www.envisionreports.com/LSBK

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/LSBK**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 1, 2020 to facilitate timely delivery.

2 N O T

0383RB

Shareholder Meeting NoticeLake Shore Bancorp, Inc.’s Annual Meeting of Shareholders will be held on May 20, 2020 at the Clarion Hotel and Conference Center, 30 Lake Shore Drive East, Dunkirk, New York 14048, at 8:30 a.m. Eastern Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3: 1. Elect three candidates to serve as Class Three directors for a three year term and two candidates to serve as Class One directors for a one year term;2. Approve on an advisory basis, a non-binding resolution, regarding the compensation of our named executive officers; 3. Ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year endingDecember 31, 2020. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. As part of our precautions regarding the coronavirus or COVID-19 and the potential for emergency orders limiting gatherings of people and closing places of business, we are planning for the possibility that the Annual Meeting may be held solely or in part by means of remote communication. There is also the possibility that we may delay, postpone or adjourn the Annual Meeting, including changing the time, location or date of the Annual Meeting. If we take any of these steps, we will announce the decision to do so in advance, including details on how to participate in a virtual meeting, in a press release and/or in a Current Report on Form 8-K. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/LSBK. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Lake Shore Bancorp, Inc.” in the subject line.Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 1, 2020.